[CONFORMED COPY]
              NON-QUALIFIED STOCK OPTION AGREEMENT

          THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this
"Agreement"), dated as of January 17, 1995 (the "Date of Grant"), is entered into by and between Kash n' Karry Food Stores, Inc., a Delaware corporation (the "Company"), and Green Equity Investors,
L.P., a Delaware limited partnership (the "Optionee").

          WHEREAS, it has been determined that it would be in the best interests of the Company to grant the non-qualified stock options provided for herein to the Optionee;

          NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

     1. Definitions. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Kash n' Karry Food Stores, Inc. 1995 Non-Employee Stock Option Plan, a copy of which is incorporated by this reference herein (the "Plan").

     2. Grant of Options. The Company hereby grants to the Optionee, as of the Date of Grant, non-qualified stock options (collectively, the "Options") to acquire from the Company, at the exercise price of $15.00 per share, 6,000 shares of Common Stock (the "Level One Option Shares"), and at the exercise price of $20.00 per share, 6,000 shares of Common Stock (the "Level Two Option Shares") (collectively, the "Option Shares"). The Options are not to be treated as (and are not intended to qualify as) incentive stock options within the meaning of Section 422 of the Code.

     3.   Exercise of the Options.

          3.1. Exercisability. Subject to Section 9.3 of this Agreement, the Level One Options shall vest and become exercisable on July 30, 1995, and the Level Two Options shall vest and become exercisable on July 28, 1996. Notwithstanding the above, upon the occurrence of a Change of Control, all Options held by the Optionee, whether or not exercisable at such time, shall become immediately vested and one hundred percent (100%) exercisable.

          3.2. Expiration Date. Unless earlier terminated in accordance with the terms and provisions of this Agreement, the Options shall expire and shall no longer be exercisable after January 16, 2005 (the "Expiration Date").

          3.3. No Fractional Shares.  In no event shall the
Options be exercisable for a fractional share of Common Stock.
          3.4. Limitation of Rights. Neither the Optionee nor its successors in interest shall have any rights as a shareholder of the Company with respect to any Common Stock subject to any Option until the issuance of a stock certificate in respect of such Common Stock.

     4. Method of Exercise and Payment. Upon becoming exercisable in accordance with Section 3 of this Agreement, the Options may be exercised in whole or in part at any time and from time to time prior to the Expiration Date. A partial exercise of the Options will not affect the Optionee's subsequent right to exercise the Options as to the remaining Option Shares. Any portion of an Option that is exercised may not be exercised again. The Options shall be exercised by the Optionee by delivering to the Secretary of the Company or his designated agent on any business day a written notice of exercise, in such manner and form as may be required by the Company, specifying the number of the Option Shares the Optionee then desires to purchase, or with respect to which the Optionee then desires to exercise his Limited Rights (the "Exercise Notice"). The Exercise Notice shall be accompanied by payment in full in an amount equal to the product of (a) the exercise price per share specified above, multiplied by (b) the number of Option Shares specified in the Exercise Notice. All or any part of the exercise price under the Options may be paid in cash, by certified check, bank draft or money order payable to the order of the Company or such other form or method of payment as may be acceptable to the Company and available to the Eligible Directors
under the Plan.   Payment may also be made in whole or in part by
the transfer to the Company of shares of Common Stock already owned by the Optionee for at least six (6) months prior to the exercise date and having a Fair Market Value equal to all or a portion of the exercise price as of the exercise date. All payment instruments shall be accepted by the Company subject to collection.

     5. Non-transferability. These Options, and any rights or interests therein, shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Optionee. These Options shall not be pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee and shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate these Options, or the levy of any execution, attachment or similar legal process upon these Options, contrary to the terms of this Agreement shall be null and void and without legal force or effect. These Options shall be exercisable only by the Optionee.



     6.   Changes in Capitalization and Other Matters.

          6.1. No Corporate Action Restriction. The existence of this Agreement and/or the Options granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize
(a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. Neither the Optionee nor any other person shall have any claim against any member of the Board, the Company or any Subsidiary, or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

          6.2. Recapitalization Adjustments. If the outstanding shares of Common Stock of the Company are increased, decreased, or changed into or exchanged for, a different number or kind of securities of the Company through a stock dividend, reclassification, stock split, reverse stock split, consolidation, subdivision, split-up, spin-off, split-off or combination, proportionate adjustments shall be made to reflect such change, including, without limitation, with respect to the number of Option Shares and the exercise price or other price per share of Common Stock in respect of the Options.

     7. Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Optionee.

     8.  Miscellaneous.

          8.1. Notices. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:




     If such notice is to the Company:

          To the attention of the Secretary of Kash n' Karry Food Stores, Inc., at P.O. Box 11675, Tampa, Florida 33680 (for delivery via U.S. mail), at 6422 Harney Road, Tampa, Florida 33610 (for delivery in person or via overnight courier service), or at (813) ______-________ (for delivery via facsimile transmission), or at such other address as the Company, by notice to the Optionee, shall designate in writing from time to time.

     If such notice is to the Optionee:

          At its address as shown on the Company's records, or at such other address as the Optionee, by notice to the Company, shall designate in writing from time to time.

     8.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

     8.3. Compliance with Laws. The issuance of these Options (and the Option Shares upon exercise of the Options) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue these Options or any of the Option Shares pursuant to this Agreement if any such action would violate any such requirements. The Company may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Company may deem necessary or advisable, in its sole discretion, be executed or provided by the Optionee to the Company to assure compliance with all such applicable laws or regulations. Certificates for any Common Stock delivered under this Agreement may be subject to such stock-transfer orders and such other restrictions as the Company may deem advisable under the rules, regulations, or other requirements of the SEC, any stock exchange upon or trading system in which the Common Stock is then listed or traded, and any applicable federal or state securities law. In addition, if, at any time specified herein for the issuance or other distribution of any Options and/or Common Stock, or the payment of amounts to the Optionee, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Affiliate or any Subsidiary or the Optionee to take any action in connection therewith, any such issuance or distribution, or any

such payment, as the case may be, shall be deferred until such required action is taken.

     8.4. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Optionee shall not assign any part of this Agreement without the prior express written consent of the Company.

     8.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     8.6. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     8.7. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereunder.

     8.8. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the Date of Grant specified above.

                         KASH N' KARRY FOOD STORES, INC.



                         By: /s/ Ronald E. Johnson
                            Ronald E. Johnson, President





                         GREEN EQUITY INVESTORS, L.P.

                         By:  LEONARD GREEN & PARTNERS, L.P.,
                              Its General Partner

                         By: /s/ Jennifer Holden Dunbar
                            Jennifer Holden Dunbar
                            Its:   President, Willow III Inc.
                                   a General Partner of
                                   Leonard Green & Partners







































                              20/WL/LWH/KNK.SEC/S1.95/EX-10-8.ASC

                                    6